EXHIBIT 10.20

     AMENDMENT, EFFECTIVE JULY 1, 1994, TO GLENAYRE TECHNOLOGIES, INC.
                        EMPLOYEE STOCK PURCHASE PLAN


     The Glenayre Technologies, Inc. Employee Stock Purchase Plan (the "Plan") was amended as follows: the first sentence of Article IV, Para-graph 1 of the Plan was amended effective as of July 1, 1994 to read as follows:

     "Any Member may contribute on a monthly basis in any Six-Month Period toward the purchase of Glenayre Common Shares for his account under the Plan, an amount which shall not exceed 10% of his Salary during each month."